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                                 CUSTODIAN AGREEMENT

                                 AMENDMENT NUMBER ONE

     THIS AGREEMENT is made as of the 26th day of February, 1990 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PROVIDENT NATIONAL BANK, a national banking association ("Provident").

                               W I T N E S S E T H :

     WHEREAS, the Fund is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund has retained Provident to provide custodian services pursuant to a Custodian Agreement dated as of June 19, 1989 (the "Agreement") which, as of the date hereof, is in full force and effect; and

     WHEREAS, Provident presently provides such services to the four Portfolios of the Fund that were in existence on June 19, 1989 which are defined in section
1. of the Agreement as the "Covered Portfolios"; and

     WHEREAS, the Fund has since organized a new Portfolio, designated "The U.S. Large Company Portfolio", and the parties hereto desire that Provident shall provide such Portfolio with the same services that Provident provides to the Covered Portfolios of the Fund pursuant to the Agreement; and

     WHEREAS, Section I of the Agreement provides that Provident shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as may be mutually agreed by Provident and the Fund.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed by the parties hereto as follows:

     1.   The Fund has delivered to Provident copies of:

          (a) post-effective amendment numbers 16 and 17 of the registration statement of the Fund, as filed with the U.S. Securities and Exchange Commission on December 29, 1989 and February 26, 1990, respectively, wherein The U.S. Large Company Portfolio is described;

          (b) The exhibits to such post-effective amendments consisting of Articles Supplementary to the Articles of Incorporation, amendments to the bylaws, the form of investment advisory agreement, specimen stock certificate, all of which pertain to The U.S. Large Company Portfolio; and

          (c) Amendment Number One, dated February 26, 1990, of each of the following agreements:

       (i) the Administration and Accounting Services Agreement between the Fund and Provident Financial Processing Corporation ("PFPC") dated as of June 19, 1989; and

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       (ii) the Transfer Agency Agreement between the Fund and PFPC dated as of
     June 19, 1989.

     2.   The Agreement hereby is amended effective February 26, 1990 by:

          (a) adding the following words, "and, effective February 26, 1990, The U.S. Large Company Portfolio," immediately after the words, "The DFA Five-Year Government Portfolio" in the first sentence of Section 1;

          (b) adding the following words, "as amended February 26, 1990" after the word "1989" in Section 2.(j);

          (c) deleting the words, "April 1, 1989," and inserting in lieu thereof the words, "February 26, 1990" in section 5.(a)(v); and

          (d) adding a new sentence immediately following the second sentence of Section 25 as follows: "The foregoing provisions of this Section 25 notwithstanding, this Agreement shall remain in effect in respect of The U.S. Large Company Portfolio for a period of 18 months commencing on February 26, 1990 and, thereafter, may be terminated by either party upon not less than 180 days prior written notice to the other party."

     3. The Fee Schedule of Provident applicable to The U.S. Large Company Portfolio shall be as agreed in writing from time to time.

     4. In all other respects the Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                              DFA INVESTMENT DIMENSIONS
                              GROUP INC.

Attest:   Jeanne Sinquefield  By:  Michael T. Scardina
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                              PROVIDENT NATIONAL BANK

Attest:   George W. Gainer    By:  Morton B. Comer
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